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                                                                    EXHIBIT 3.35

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 09 : 00 AM 09/30/1999
                                                         991413036 - 3104710

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                          CORPUS CHRISTI COGENERATION LP

         This Certificate of Limited Partnership of Corpus Christi Cogeneration LP (the "Limited Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

         1. The name of the limited partnership is Corpus Christi Congeneration
LP

         2. The address of the registered office of the limited partnership in Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The limited partnership's registered agent at that address is Corporation Service Company.

         3. The names and address of the general partners are:

NAME:                                           ADDRESS
-----                                           -------
Nueces Bay Energy LLC,                  650 Dundee Road, Suite 350
a Delaware limited liability company    Northbrook, IL 60062

         IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of the Partnership, have caused this Certificate of Limited Partnership, duly executed as of the 29th day of September, 1999.

                                           Nueces Bay Energy LLC,
                                           a Delaware limited liability company,
                                           General Partner

                                           by: SkyGen Energy LLC,
                                                    its Managing Member

                                           By: /s/ Ann B. Curtis
                                               --------------------------------
                                           Its: Vice President